Exhibit 24.4

POWER OF ATTORNEY

DATE: October 28, 2026

KNOW ALL BY THESE PRESENTS, that the undersigned, a director of STERIS Limited, a private limited company incorporated under the laws of England and Wales, hereby constitutes and appoints Daniel A. Carestio, Karen L. Burton and J. Adam Zangerle, and each of them acting individually, as the true and lawful attorney-in-fact or attorneys-in-fact for the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of the undersigned, to execute on behalf of the undersigned (i) one or more Registration Statements on Form S-3 (the “Form S-3 Registration Statement”) relating to the registration of the offer of certain securities, including guarantees of debt securities by STERIS Limited, (ii) any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933, and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-3 Registration Statement, in each case, granting to said attorneys, and each of them individually, full power and authority to do or cause to be done any and all acts and things whatsoever deemed necessary, appropriate or desirable by said attorneys, or any one of them, to be in the premises, as fully to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and approving the acts of said attorneys, or any one of them, and any such substitute prior to the execution hereof.

This Power of Attorney and any claim, dispute or difference concerning and any matter arising from it shall be governed by and construed in accordance with the laws of England.

This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF this Power of Attorney has been executed as a deed by the undersigned and is delivered and takes effect on the date first written above.

EXECUTED and DELIVERED as a DEED by the undersigned:

/s/ J. Adam Zangerle	Signature of Director

Name: J. Adam Zangerle

In the presence of:

Witness:

Signature:	/s/ Monika T. Barrios

Name:	Monika T. Barrios

Address:	5960 Heisley Rd. Mentor, OH 44060

Occupation:	Senior Paralegal

EXECUTED and DELIVERED as a DEED by the undersigned:

/s/ Karen L. Burton	Signature of Director

Name: Karen L. Burton

In the presence of:

Witness:

Signature:	/s/ Monika T. Barrios

Name:	Monika T. Barrios

Address:	5960 Heisley Rd Mentor, OH 44060

Occupation:	Senior Paralegal